UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2014

BRIGGS & STRATTON CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-1370	39-0182330
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12301 West Wirth Street, Wauwatosa, Wisconsin 53222
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (414) 259-5333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 15, 2014, William F. Achtmeyer informed Briggs & Stratton Corporation, (the “Company”) that he would be resigning from the Company’s Board of Directors effective August 29, 2014.   Mr. Achtmeyer is Chairman, Managing Partner and Chief Executive Officer of The Parthenon Group LLC, a leading strategic advisory firm focused on strategy consulting.  The Parthenon Group has announced that it has signed an agreement to combine its operations worldwide with Ernst & Young (“EY”), a global leader in assurance, tax, transaction and advisory services.  The combination of The Parthenon Group and EY is subject to the satisfaction of agreed conditions, including that Mr. Achtmeyer complies with existing EY partnership rules stipulating that partners may not serve on the board of directors of for profit companies.  As such, Mr. Achtmeyer has decided to resign from the Board of Briggs & Stratton Corporation.  Mr. Achtmeyer’s decision to resign did not relate to any disagreement on matters relating to the Company’s operations, policies or practices.

In connection with Mr. Achtmeyer’s resignation, the size of the Board is being reduced to eight directors, effective August 29, 2014.

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGGS & STRATTON CORPORATION
(Registrant)

Date: August 21, 2014	/s/ David J. Rodgers
David J. Rodgers
Senior Vice President and Chief Financial Officer
Duly Authorized Officer

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